UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

      Date of report (Date of earliest event reported)  January 30, 2006 (January 25, 2006)

Sequa Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdictionof Incorporation)

               1-804   13-1885030

    (Commission File Number) (IRS Employer Identification No.)

         200 Park Avenue, New York, New York    10166

      (Address of Principal Executive Offices)     (Zip Code)

(212) 986-5500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      [  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [  ]            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

            (c)  On January 25, 2006, the Board of Directors of the Company elected Kenneth J. Binder to the position of Senior Vice President, Finance effective January 26, 2006.  Mr. Binder, age 53, has been the President of the Chromalloy Industrial Turbine Services division of Chromalloy Gas Turbine Corporation ("Chromalloy"), a wholly-owned subsidiary of the Company, since 2003.  From 1994to 2003, Mr. Binder was the chief financial officer of Chromalloy Gas Turbine Corporation.

            There are no family relationships between Mr. Binder and any of the Company's directors or officers.  There have been no transactions or series of similar transactions of the type required to be described under Section 404(a) of Regulation S-K between the Company (including its subsidiaries) and Mr. Binder that have taken place since January 1, 2004.

            On March 2, 2000, Chromalloy entered into an employment agreement with Mr. Binder (the "Employment Agreement").  The Employment Agreement is effective as of July 1, 1999 and automatically renews for an additional 12-month period at the conclusion of each 12-month period, subject to the termination provisions set forth therein, and a 90-day advance written notice provision of the intent not to renew.  The Employment Agreement provides (1) for a base salary amount, (2) that the employee is eligible for annual salary increases, (3) that the employee can earn an annual bonus based on a percentage of current salary, (4) for participation in various company benefit programs, (5) the use of a company vehicle, (6) vacation in accordance with the company's policies, (7) disability payments for up to 180 days.  The Employment Agreement specifies the circumstances under which employment may be terminated by either party.  In the event that the employee is terminated without cause during the employment term (as defined in the Employment Agreement), then the Company will pay to the employee accrued salary, certain accrued benefits, twenty-four months' base salary and medical plan coverage for 24 months.  The Employment Agreement contains certain covenants with respect to confidential information, non-competition, and non-solicitation of customers.

            The foregoing description is a summary of material provisions of the Employment Agreement.  It does not purport to be a complete description of the Employment Agreement and is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

            A copy of the press release announcing Mr. Binder's election is attached as Exhibit 99.1 to this Current Report.

Item 9.01            Financial Statements and Exhibits.

(c)                        Exhibits.  The following exhibit is filed herewith and incorporated herein by reference:

10.1                        Employment Agreement dated as of March 2, 2000 by and between Chromalloy Gas Turbine Corporation and Kenneth J. Binder.

                        99.                        Press release of Registrant dated January 26, 2006.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        SEQUA CORPORATION

                        By: /s/ Martin Weinstein

                                                Executive Chairman and

                                                Chief Executive Officer

Dated:  January 30, 2006